Exhibit 10.1

NEWELL RUBBERMAID INC. 2013 INCENTIVE PLAN

DIRECTOR STOCK AWARD AGREEMENT (“AGREEMENT”)

Shares of the common stock, par value $1.00 per share (the “Common Stock”), of Newell Brands Inc. (formerly known as Newell Rubbermaid Inc.), a Delaware corporation (the “Company”), are hereby granted to the non-employee director (the “Grantee”) named in the Award letter or similar Award notice provided to the Grantee (the “Award Letter”), pursuant to a stock award (the “Award”) granted under the Newell Rubbermaid Inc. 2013 Incentive Plan, a copy of which is provided to the Grantee and the terms of which are hereby incorporated by reference (the “Plan”), subject to the following terms and conditions and the provisions of the Plan. Unless otherwise provided herein, capitalized terms of this Agreement shall have the same meanings ascribed to them in the Plan.

1.    Condition to Grant. The grant of the shares of Common Stock is conditioned upon the Grantee’s irrevocable election (the “Election”), prior to the date of grant of the shares of Common Stock, which is to be the date the cash fees otherwise would have been paid to the Grantee (the “Award Date”), to receive shares of Common Stock in lieu of all or some portion (in any whole percentage from 1% to 100%) of the cash director fees the Grantee otherwise would be entitled to receive absent the Election, no later than the date established by the Company to make the Election with respect to the cash director fees to which the Election is to apply.

2.    Grant of Shares. The Company hereby grants to the Grantee, as of the Award Date, shares of Common Stock pursuant to the terms of the Award as set forth herein and in the Award Letter. The Grantee is hereby granted, as of the Award Date, subject to the terms and conditions of the Plan and this Agreement, as determined by the Company, that number of shares of Common Stock that equals the total cash director fees to which the Grantee’s Election applies divided by the Fair Market Value of a share of Common Stock as of the Award Date (rounded down to the nearest whole share). No fractional shares of Common Stock shall be granted or cash paid in lieu thereof. The shares of Common Stock subject to the Award shall be issued to the non-employee director in a single sum as of the Award Date.

3.    Vesting. The Grantee shall be vested in the shares of Common Stock granted pursuant to the Award in full as of the date of grant of the Award and issuance of the shares.

4.    Rights as Stockholder. Grantee shall be entitled to all of the rights of a stockholder of the Company with respect to the shares of Common Stock granted pursuant to the Award, including the right to vote and to receive dividends and other distributions on such shares, from and after the Award Date.

5.    Share Delivery. Delivery of the shares of Common Stock under this Agreement will be by book-entry credit to an account in the Grantee’s name established by the Company with the Company’s transfer agent, or upon written request from the Grantee (or his personal representative, beneficiary or estate, as the case may be), in certificates in the name of the Grantee (or his personal representative, beneficiary or estate).

6.    Administration. The Award shall be administered in accordance with such regulations as the Organizational Development and Compensation Committee of the Board of Directors of the Company (the “Committee”) shall from time to time adopt.

7.    Section 409A Compliance. To the extent that the Grantee’s right to receive payment of the Award constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and regulatory guidance promulgated thereunder (“Section 409A”), then notwithstanding anything contained in the Plan to the contrary, the shares of Common Stock otherwise deliverable shall be delivered in accordance with the requirements of Section 409A of the Code, because the shares of Common Stock will be delivered in a single sum as of the Award Date. Notwithstanding the foregoing, the Award should be exempt from Section 409A as a short-term deferral; but, in any event, the Grantee shall be solely responsible for the tax consequences related to this Award, and neither the Company nor its affiliates shall be responsible if the Award fails to comply with, or be exempt from, Section 409A of the Code.

8.    Data Privacy Consent. The Grantee hereby consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by the Company and its affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan. The Grantee understands that the Company and its affiliates hold certain personal information about the Grantee, including, but not limited to, name, home address and telephone number, date of birth, Social Security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock or stock units awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Grantee’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Grantee understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere and that the recipient country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the local human resources representative. The Grantee authorizes the recipients of Data to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares or other award acquired under the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the local human resources representative in writing. The Grantee understands that refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, the Grantee understands that the Grantee may contact his or her local human resources representative.

9.    Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Grantee also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

10.    Governing Law. This Agreement, and the Award, shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. The Grantee agrees to submit to personal jurisdiction in the Delaware federal and state courts, and all suits arising between the Company and the Grantee must be brought in said Delaware courts, which will be the sole and exclusive venue for such claims.

11.    Acknowledgment. BY ACCEPTING THE AWARD LETTER, THE GRANTEE ACKNOWLEDGES THAT THE GRANTEE HAS READ, UNDERSTOOD AND AGREES TO ALL OF THE PROVISIONS OF THIS AGREEMENT, AND THAT THE GRANTEE WAS AFFORDED SUFFICIENT OPPORTUNITY BY THE COMPANY TO OBTAIN INDEPENDENT LEGAL ADVICE AT THE GRANTEE’S EXPENSE PRIOR TO ACCEPTING THE AWARD LETTER. GRANTEE WILL BE DEEMED TO HAVE ACCEPTED THE AWARD BY MAKING THE ELECTION TO RECEIVE SHARES OF COMMON STOCK PURSUANT TO THE AWARD IN LIEU OF CASH IN PAYMENT OF THE DIRECTOR’S DIRECTOR FEES SUBJECT TO THE ELECTION.

NEWELL BRANDS INC.

Bradford R. Turner, Chief Legal and Administrative Officer and Corporate Secretary

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